Exhibit 99.1

PDS Biotech Announces Retirement of Lauren V. Wood, M.D., and Appointment of Kirk V. Shepard, M.D., as Chief Medical Officer

Board-certified oncologist and hematologist brings over 30 years of medical affairs, clinical operations leadership and commercialization experience to the Company

PRINCETON, N.J., January 22, 2024 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or “the Company”), a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary T cell activating platforms, today announced the appointment of Kirk V. Shepard, M.D., as Chief Medical Officer, effective January 22, 2024. Dr. Shepard succeeds Lauren V. Wood, M.D., who is retiring from the Company after five years in the role. Dr. Wood will continue to be available to PDS Biotech during a handover period to facilitate the transition of the role to Dr. Shepard. “We are pleased to welcome Kirk to the PDS Biotech team. His wealth of oncology and clinical expertise will be invaluable as we transition from a focus on clinical development research to regulatory strategy and commercialization for our lead targeted cancer immunotherapy candidates,” said Frank Bedu-Addo, Ph.D., President and Chief Executive Officer of PDS Biotech. “We wish to thank Dr. Wood for her invaluable contributions to PDS Biotech’s clinical development progress over the past five years. Her guidance was instrumental in the evolution of our clinical pipeline, including our Versamune® platform and antibody drug conjugate PDS01ADC. I have enjoyed working very closely with Lauren, and we wish her all the best in her retirement from PDS Biotech.”

Dr. Shepard is a board-certified medical oncologist and hematologist with more than 30 years of experience in the pharmaceutical industry. His experience spans multiple therapeutic areas and includes operational and strategic product development from Phases 1 through 4 and diverse disciplines of medical affairs and product commercialization. Prior to joining PDS Biotech, Dr. Shepard was Chief Medical Officer, Senior Vice President and Head of the Global Medical Affairs Oncology Business Group at Eisai Pharmaceutical Company. He served as President of the Medical Affairs Professional Society from 2016 to 2017. Dr. Shepard previously held leadership roles including Senior Vice President & Head, Global Medical Affairs at Baxter International Inc., Senior Vice President, Global Medical Affairs at Takeda Pharmaceuticals International and Vice President, Clinical and Scientific Affairs at Boehringer Ingelheim Pharmaceuticals, Inc.

Before his pharmaceutical industry career, Dr. Shepard served as a staff physician in the Department of Hematology and Medical Oncology at the Cleveland Clinic Foundation, where he supervised numerous studies in oncology and symptom control. He has been published in more than 50 medical publications. Dr. Shepard holds a bachelor’s degree from Cornell University and earned his medical degree from the University of Cincinnati Medical School. He completed his internship and internal medicine residency at Case Western Reserve University and fellowships in hematology and oncology at the University of Chicago Hospitals and Clinics.

“I’m excited to contribute to the development of PDS Biotech’s targeted immunotherapies which have generated impressive data underscoring their potential to revolutionize the treatment of cancer,” said Dr. Shepard. “I look forward to working with the team to advance PDS Biotech’s promising pipeline toward commercialization.”

The Company also announced today that on January 22, 2024, PDS Biotech granted nonstatutory stock options to Kirk Shepard, the Company’s new Chief Medical Officer, to purchase a total of 200,000 shares of the Company’s common stock as a material inducement to Dr. Shepard’s employment with PDS Biotech and in accordance with Nasdaq Listing Rule 5635(c)(4) and PDS Biotech’s 2019 Inducement Plan, as amended, which was adopted on June 17, 2019 and provides for the granting of equity awards to new employees of PDS Biotech.

The stock option has an exercise price of $4.49, the closing price of PDS Biotech’s common stock on January 22, 2024. The stock option vests over a four-year period, with one-quarter of the shares vesting on the first anniversary of the grant date and the remaining shares vesting monthly over the 36-month period thereafter, subject to continued employment with the company through the applicable vesting dates.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, Versamune® plus PDS01ADC and Infectimune® T cell-activating platforms. We believe our targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce and shrink tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials and plan to advance into a Phase 3 clinical trial in combination with KEYTRUDA® for the treatment of recurrent/metastatic HPV16-positive head and neck cancer in the first quarter 2024. Our Infectimune® based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; the Company’s ability to continue as a going concern; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are registered trademarks of PDS Biotechnology. KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

Investor Relations:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contact:
Gina Cestari
6 Degrees
Phone: +1 (917) 797-7904
Email: gcestari@6degreespr.com